4th Quarter Earnings Conference Call January 19, 2018 Exhibit 99.3

2017 results

Net income up 9% - EPS up 15%

GROW AND DIVERSIFY REVENUE

- Reported total revenue (FTE) +2%; adjusted total revenue (FTE)[1] +3%
  - Capital markets + 6%
  - Service charges +3%
  - Wealth management +4%
  - Card & ATM fees +4%
- Reported NIM +18 bps; adjusted NIM[1] +19bps
- Checking accounts +1.5%
- Credit card accounts +7%
- Wealth Management households +14%

DISCIPLINCED EXPENSE MANAGEMENT

- Reported expenses relatively unchanged; adjusted expenses [1] +0.9%
  - Salaries and benefits +2%
  - Staffing reductions –2%
  - Square footage reductions –4%
- Full-year efficiency ratio 63.2%; adjusted efficiency ratio[1] 62.2%
- Reported PPI +4%; adjusted PPI [1] +6%
- Reported and adjusted operating leverage[1] +2%
- Net charge-offs 38 bps

OPTIMIZE AND EFFECTIVELY DEPLOY CAPITAL

- Prudent loan management and improved credit metrics
- Strategic reduction of high cost deposits
- Capital returned to shareholders $1.6B; 42% over the prior year
- Consolidated 59 branches in 2017; 162 branches since 2015
- Capital investments in the businesses

ON TRACK TO MEET LONG-TERM FINANCIAL TARGETS

(1) Non-GAAP; see appendix for reconciliation

REGIONS

2

Asset Sensitivity Significant funding advantage driven by low-cost deposit base, accretive fixed-rate reinvestments Stable Asset Quality Broad-based credit metric improvements, ample reserves for hurricane and energy losses Capital Return Capital sufficient for organic growth, strategic opportunities, robust shareholder returns Efficiency Opportunities Identify and execute additional opportunities to increase revenues and reduce expenses through our Simplify and Grow initiative 4Q17 Deposit costs of 17 bps Lowest NPLs in 10 years $1.6B Returned to shareholders in 2017 3 Managing for long-term performance Opportunities to drive growth and efficiencies

Impact of tax reform

Impact	Area Impacted	Driver
$6M	NII/NIM	Reduction in leveraged lease interest income; resulted in a 2 basis point reduction in 4Q17 NIM
$29M	Tax Expense	Increased tax expense primarily attributable to revaluation of net deferred income tax assets
$23M	Tax Expense	Increased tax expense from revised amortization associated with low-income housing investments
$130M*	Regulatory Capital	Revaluation of net deferred income tax assets included in accumulated other comprehensive income reduced regulatory capital; reduced estimated CET1 ratio by ~10bps*
-4 bps	NIM	Reset of fully-taxable equivalent benefit provided primarily from tax advantaged loans; 1Q18 NIM will be negatively impacted

* Expect to reverse negative impact in 1Q18 based on proposed changes by accounting rule makers.

Regions

4

Prudently managing loans

Transitioning to growth

Average loans and leases

($ in billions)



$80.6 $80.2 $80.1 $79.6 $79.5
31.5 31.2 31.1 31.3 31.4
49.1 49.0 49.0 48.3 48.1
4Q16 1Q17 2Q17 3Q17 4Q17
Business Lending
Consumer Lending

Ending loans and leases

($ in billions)



$80.1 $79.9 $80.1 $79.4 $79.9
31.4 31.2 31.3 31.4 31.4
48.7 48.7 48.8 48.0 48.5
4Q16 1Q17 2Q17 3Q17 4Q17
Business Lending
Consumer Lending

2018 Expectations: Excluding third-party indirect-vehicle portfolio, full-year average loans expected to grow in the low single digits; Full-year expected decline in average third-party indirect-vehicle ~ $700 million

Quarter-over-Quarter:

- Average Consumer lending increased $40 million
  - Excluding third-party indirect-vehicle run-off, average consumer loans increased $223 million
  - Solid growth in residential mortgage, indirect-other consumer, and consumer credit card partially offset by declines in home equity
- Average Business lending decreased $102 million; increased approximately $500 million on an ending basis
  - C&I loans grew $672 million on an ending basis; driven by specialized lending
  - Owner-occupied CRE loans declined $94 million; reflecting slower pace of decline
  - Investor Real Estate loans declined $101 million; growth in term mortgage offset by declines in construction loans
- Total loans and leases ended year $424 million above 4Q17 average balance

Year-over-Year (4Q17 vs 4Q16):

- Average loan and lease balances declined $1.1 billion
- Average Consumer lending portfolio decreased $82 million; excluding third-party indirect-vehicle increased $716 million
- Average Business lending portfolio declined $984 million

REGIONS
5

Optimizing deposit mix

Average deposits by type


($ in billions)
$98.5 $98.0 $97.5 $96.9 $97.1
7.5 7.2 7.0 7.0 7.0
91.0 90.8 90.5 89.9 90.1
4Q16 1Q17 2Q17 3Q17 4Q17
Low-cost deposits
Time deposits + Other

Average deposits by segment


($ in billions)
$98.5 $98.0 $97.5 $96.9 $97.1
4.0 3.6 3.3 3.0 2.6
10.2 10.0 9.5 9.3 9.2
28.7 28.2 27.6 27.6 28.4
55.6 56.2 57.1 57.0 56.9
4Q16 1Q17 2Q17 3Q17 4Q17
Consumer Bank
Corporate Bank
Wealth Management (1)
Other (2)

Quarter-over-Quarter:

- Continued deliberate strategy to reduce higher cost deposits:
  - Average Wealth Management deposits decreased $106 million; strategic reduction of certain collateralized deposits
  - Average Other deposits declined $393 million; strategic reduction of retail brokered sweep deposits
- Average Consumer deposits decreased $59 million
- Average Corporate deposits seasonal increase of $755 million
- Deposit costs remained unchanged at 17 bps
- Funding costs remained low at 38 bps

Year-over-Year (4Q17 vs 4Q16):

- Average deposits decreased $1.4 billion
- Average Consumer deposits increased $1.3 billion
- Average Corporate deposits decreased $368 million
- Average Wealth Management deposits decreased $1.1 billion
- Average Other deposits decreased $1.3 billion
- Deposit costs increased 4 bps year-over-year

2018 Expectations: Full-year average deposits are expected to grow in the low single digits, excluding brokered and Wealth Institutional Services deposits

(1) Wealth Management segment deposits include Private Wealth Management and Institutional Services deposits. A break-out of these components is provided in the Company's quarterly Earning Supplement.
(2) Other deposits consist primarily of brokered deposits.

REGIONS

6

$57 $8 $28 $3 Deposits by Customer Type(1) (Retail vs. Business) Other Segment Deposit advantage Non-Interest Bearing Deposits by Customer Type(1) • Retail deposits consist of consumer and private wealth accounts and represent 67% of total deposits • Business deposits consist of corporate, institutional services and other accounts and represent 33% of total deposits • 38% of total average 4Q17 deposits are non-interest bearing deposits • Approximately 43% of our consumer low-cost deposit dollars have been customers for over 10 years Interest Bearing Deposits by Customer Type(1) 4Q16 1Q17 2Q17 3Q17 4Q17 18 19 19 19 19 18 $36 17 $36 17 $36 18 $37 18 $37 4Q16 1Q17 2Q17 3Q17 4Q17 45 46 45 45 46 17 $62 16 $62 16 $61 15 $60 14 $60 7 Consumer Segment Private Wealth* Corporate Segment Institutional Services* $1 * Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. (1) Average Balances ($ in billions)4Q17 ($ in billions) ($ in billions)

Increasing net interest income[1] and net interest margin

Quarter-over-Quarter:

- Reported net interest income (FTE)[1](NII) increased $3 million; net interest margin (NIM) increased 1 basis point to 3.37%; adjusted NII[1][2](FTE) increased $9 million; adjusted NIM[2] increased 3 basis points to 3.39%
  - Adjusted basis excludes tax-related reduction to income of $6 million associated with leveraged leases
  - Increase driven by higher market interest rates offset by full impact of 3Q17 debt issuance, and lower credit-related interest recoveries
- Expect 1Q18 net interest income[1] to grow modestly despite 2 fewer days in the quarter, which reduces NII ~$10 million, but benefits NIM approximately 4 basis points
  - Expect 1Q18 NIM to be re-set downward ~4 bps as tax reform reduces future tax-equivalent benefit

Year-over-Year (4Q17 vs 4Q16):

- Net interest income[1](FTE) increased $50 million or 6%; net interest margin increased 21 bps; adjusted NII[1][2](FTE) increased $56 million or 6%; adjusted NIM[2] increased 23 bps
  - Increase from higher market interest rates along with prudent deposit cost management, partially offset by lower average loan balances and impact of 3Q17 debt issuance

2018 Expectations: Adjusted full-year net interest income[1] growth of 3%-5%

Net interest income[1] and net interest margin



($ in millions)
$874
$881
$904
$921
$930
6
3.39%
3.37%
924
3.16%
3.25%
3.32%
3.36%
4Q16
1Q17
2Q17
3Q17
4Q17
Net Interest Income (FTE)(1)
Net Interest Margin
Adjusted NIM (2)
Adjusted NII (FTE) (2)

(1) Net interest income and other financing income on a fully tax-equivalent basis (FTE)
(2) Non-GAAP; see appendix for reconciliation

REGIONS

8

Well-positioned for non-interest income growth

Quarter-over-Quarter:

- Non-interest income increased $40 million or 8%; adjusted non-interest income[1] increased $36 million or 7%
  - Record quarter for capital markets up 60%, driven by higher M&A fees, loan syndication income and fees from placement of permanent financing for real estate customers
  - Mortgage production decreased seasonally 3%; income increased 13% due to elevated 3Q17 MSR and related hedge valuation adjustments that did not repeat at same level
  - Card & ATM fees increased 3% due to seasonally higher interchange income
  - 3Q17 results included $10 million operating lease impairment which did not repeat

Year-over-Year (4Q17 vs 4Q16):

- Non-interest income increased $33 million or 6%; adjusted non-interest income[1] increased $30 million or 6%
  - Growth in capital markets, wealth management, and card & ATM fees, partially offset by lower mortgage income

2018 Expectations: Full-year adjusted non-interest income expected to grow 3%-6%

Non-interest income

($ in millions)



$522
$510
$525
$515
$555
10
173
103
103
59
31
43
168
104
109
56
32
41
6
169
104
108
60
38
40
9
175
103
108
53
35
32
13
171
106
110
63
56
36
4Q16
1Q17
2Q17
3Q17
4Q17
Mortgage income
Capital markets
Other
Wealth management income (2)
Card and ATM fees
Service charges on deposit accounts
Selected items (1)

(1) Non-GAAP; see appendix for reconciliation
(2) Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

REGIONS

9

Disciplined expense management

Quarter-over-Quarter:

- Non-interest expense increased $66 million or 7%; adjusted non-interest expense[1] increased $21 million or 2%
  - Salaries and benefits increased $13 million or 3% primarily due higher production-based incentives and health insurance costs
  - Outside services increased $7 million or 17% reflecting costs from launch of new Regions Wealth Platform; increase will be offset by decreases in other expense categories, primarily salaries and benefits
- 4Q17 efficiency ratio was 64.3%; adjusted efficiency ratio[1] improved 60 bps to 61.1%
- 4Q17 effective tax rate was 39%; excluding revaluation adjustments effective tax rate would have been approximately 30%

Year-over-Year (4Q17 vs 4Q16):

- Non-interest expense increased $53 million or 6%; adjusted non-interest expense[1] increased $24 million or 3%
  - Salaries and benefits increased $24 million or 5% due to higher production-based incentives, benefits and merit increases

Non-interest expense



($ in millions)
$899
22
63.2%
877
$877
5
62.7%
872
$909
10
63.2%
899
$886
6
61.7%
880
$952
51
61.1%
901
4Q16
1Q17
2Q17
3Q17
4Q17
Adjusted Non-Interest Expense(1)
Adjusted efficiency ratio(1)
Selected Items(1)

2018 Expectations: Full-year adjusted non-interest expense relatively stable; full-year adjusted efficiency ratio <60%, adjusted operating leverage of 3%-5%, and effective tax rate in the 20-22% range

(1) Non-GAAP; see appendix for reconciliation

REGIONS
10

Improving asset quality

Net charge-offs and ratio



($ in millions)
$83
69
0.41%
14
$100
87
0.51%
13
$68
50
0.34%
18
$76
48
0.38%
28
$63
47
0.31%
16
4Q16
1Q17
2Q17
3Q17
4Q17
Net Charge-Offs (Direct Energy)
Net Charge-Offs (Non-Energy)
Net Charge-Offs ratio

NPLs and coverage ratio[1]



($ in millions)
$995
684
138%
110%
311
$1,004
694
135%
106%
310
$823
556
163%
127%
267
$760
513
180%
137%
247
$650
198%
430
144%
220
4Q16
1Q17
2Q17
3Q17
4Q17
NPLs (Non-Energy) (1)
NPLs (Direct Energy)(1)
Coverage Ratio
Coverage ratio excluding Direct Energy (2)

Criticized Business Loans



($ in millions)
$3,612
2,641
971
$3,538
2,671
867
$3,280
2,525
755
$2,962
2,307
655
$2,456
1,891
565
4Q16
1Q17
2Q17
3Q17
4Q17
Criticized (Direct Energy)
Criticized (Non-Energy)

- Broad-based asset quality improvement; non-performing loans, criticized, and troubled debt restructured loans all declined
- Negative provision of $44 million resulting in $107 million decrease in allowance for loan losses
- NPLs[1] decreased $110 million or 14%, representing 0.81% of loans outstanding, representing the lowest level in over 10 years
- Criticized Business loans decreased 17% and troubled debt restructured loans decreased 13%
- Net charge-offs decreased $13 million or 17%, representing 31 bps of average loans; full-year net-charge offs were 38 bps of average loans

2018 Expectations: Full-year net charge-offs of 35-50 bps

(1) Excludes loans held for sale
(2) Non-GAAP; see appendix for reconciliation

REGIONS

11

Industry leading capital and liquidity ratios • Repurchased $500 million or 31.1 million shares of common stock in 4Q17, and declared $103 million in dividends to common shareholders • Basel III common equity tier 1 ratio estimated at 10.9%(1); Fully phased-in Basel III common equity tier 1 ratio estimated at 10.8%(1)(2), well above regulatory minimums • At period-end, Regions was fully compliant with the Liquidity Coverage Ratio rule • Regulatory capital reduced ~$130 million from DTA revaluations in AOCI; reduced CET1 ~10 bps - expect to reverse adjustment in 1Q18 (1) Current quarter ratios are estimated (2) Non-GAAP; see appendix for reconciliation (3) Based on ending balances 12 Tier 1 capital ratio(1) Common equity Tier 1 ratio – Fully phased-in pro-forma(1)(2) Loan-to-deposit ratio(3) 4Q16 1Q17 2Q17 3Q17 4Q17 12.0% 12.1% 12.3% 12.1% 11.7% 4Q16 1Q17 2Q17 3Q17 4Q17 11.1% 11.2% 11.4% 11.2% 10.8% 4Q16 1Q17 2Q17 3Q17 4Q17 81% 80% 82% 81% 83%

Long-term targets and 2018 expectations 13 • Adjusted ROATCE of 14 to 16%(1)(2) • Full-year average loans are expected to grow in the low single digits, excluding impact of third- party indirect-vehicle portfolio • Full-year average deposits are expected to grow in the low single digits, excluding brokered and Wealth Institutional Services deposits(3) • Adjusted operating leverage of approximately 3% - 5%(1) – Adjusted net interest income and other financing income growth of 3% - 5%(1) – Adjusted non-interest income growth of 3% - 6%(1) – Adjusted non-interest expenses relatively stable(1) – Adjusted efficiency ratio < 60%(1) • Effective income tax rate of 20-22% • Net charge-offs of 35-50 bps(4) (1) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in attached appendix or previous filings with the SEC. (2) This long-term target has been updated to reflect the impact of corporate income tax reform. (3) Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. Total Other segment deposits consists primarily of brokered deposits. A break- out of these components is provided in the Company's quarterly Earnings Supplement. (4) Based on recent performance and current market conditions, we expect to be at the lower end of the range. 2018 Expectations

Appendix 14

Selected items impacting earnings • Incurred $9 million of expenses associated primarily with previously announced branch closures • Recognized $13 million in securities gains primarily associated with the sale of securities held for employee benefit purposes • Incurred $11 million of expense associated with Visa class B shares sold in a prior year • In connection with income tax reform: ◦ Incurred a $29 million tax-related charge primarily attributable to revaluation of net deferred income tax assets ◦ Revised amortization associated with low income housing investments resulting in an additional $23 million tax-related charge ◦ Reduced interest income associated with leveraged leases by $6 million ◦ Contributed $40 million to Regions' charitable foundation 15 * Based on income taxes at a 38.5% incremental rate. ** Items represent an outsized or unusual impact to the quarter or quarterly trends, but are not considered non-GAAP adjustments. Quarter Ended ($ amounts in millions, except per share data) 12/31/2017 9/30/2017 12/31/2016 Pre-tax adjusted items: Branch consolidation, property and equipment charges $ (9) $ (5) $ (17) Salaries and benefits related to severance charges (2) (1) (5) Securities gains (losses), net 13 8 5 Reduction in leveraged lease interest income resulting from tax reform (6) — — Contribution to Regions' charitable foundation associated with tax reform (40) Leveraged lease termination gains, net — 1 — Gain on sale of affordable housing residential mortgage loans — — 5 Tax reform adjustments through income tax expense (52) — — Diluted EPS impact* $ (0.07) $ — $ (0.01) Pre-tax additional selected items**: Operating lease impairment charges $ — $ (10) $ — Pension settlement charges — (2) — Hurricane-related impacts on non-interest income and expense, net — (13) — Visa Class B shares expense (11) (4) —

Quarter-over-Quarter: • Pre-tax pre-provision income(1) decreased $23 million or 4%; adjusted pre-tax pre- provision income(1) increased $24 million or 5%, reflecting highest level since 3Q08 • Asset sensitive profile supports net interest income growth despite lower average loan balances • Efficiency remains a top priority as evidenced by solid expense management Year-over-Year (4Q17 vs 4Q16): • Pre-tax pre-provision income(1) increased $28 million or 6%; adjusted pre-tax pre- provision income(1) increased $60 million or 12% Pre-tax pre-provision income Selected Items Pre-tax pre-provision income Adjusted pre-tax pre-provision income 4Q16 1Q17 2Q17 3Q17 4Q17 476 $488 492 $497 498 $502 527 $524 504 $548 (5) (1) (1) (1) Non-GAAP; see appendix for reconciliation 16 (1) 44 12 5 4 (3) (1)

Commercial retail lending overview

($ in millions)	Loan Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized	# of Clients *
	As of 12/31/17					
REITs	$1,343	$2,883	47%	—	—	31
Investor real estate (IRE)	906	961	94%	15	2%	271
C&I	1,250	2,464	51%	25	2%	7,254
CRE-OO	643	674	95%	30	5%	1,231
Asset Based Lending	443	1,492	30%	26	6%	26
Total Retail [(1)]	$4,585	$8,474	54%	$96	2%	8,813

Total retail

- Approximately $200 million of outstanding balances across the REIT and IRE portfolios relate to shopping malls
- Portfolio exposure to REITs specializing in enclosed malls consists of three investment grade clients; however, the risk ratings on two clients have been further adjusted to reflect Regions' perceived additional risk from the retail operating environment
- IRE portfolio is widely distributed, largest tenants typically include 'basic needs' anchors
- C&I retail portfolio is also widely distributed; largest categories include:
  - Motor vehicle & parts dealers ~$420 million outstanding to ~1,100 clients
  - Building materials, garden equipment & supplies ~$150 million outstanding to ~700 clients
  - Non-store retailers ~$125 million outstanding to ~300 clients
  - Less than $40 million outstanding to clothing & accessories
- CRE-OO portfolio consists primarily of small strip malls and convenience stores
- Asset Based Lending portfolio is collateralized primarily by inventory and accounts receivable
- Generally, well-placed retail centers continue to perform well with low vacancy rates
- Regions has not been impacted by recent big name bankruptcies; continue to watch the sector closely
- Securities portfolio includes ~$787 million of post-crisis issued AAA rated CMBS with exposure to retail within the diversified collateral pool; protected with 36% credit enhancement, and losses expected to be de minimis in severely adverse scenario; portfolio also includes ~$65 million in retail related high quality, investment grade corporate bonds

(1) Does not include $26 million of retail related operating leases.
* Represents the number of clients with loan balances outstanding.

REGIONS
17

Energy lending overview

($ in millions)	As of 12/31/17					As of 9/30/17				
	Loan / Lease Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized	Loan / Lease Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized
Oilfield services and supply (OFS)	$467	$673	69%	$246	53%	$513	$758	68%	$274	53%
Exploration and production (E&P)	654	1,217	54%	260	40%	699	1,330	53%	354	51%
Midstream	486	1,183	41%	44	9%	524	1,225	43%	12	2%
Downstream	70	276	25%	15	21%	72	277	26%	15	21%
Other	90	295	31%	—	—%	94	234	40%	—	—%
Total direct	1,767	3,644	48%	565	32%	1,902	3,824	50%	655	34%
Indirect	578	986	59%	93	16%	572	935	61%	112	20%
Direct and indirect	2,345	4,630	51%	658	28%	2,474	4,759	52%	767	31%
Operating leases	55	55	—	19	35%	66	66	—	28	42%
Loans held for sale	10	10	—	10	100%	1	1	—	1	100%
Total energy	$2,410	$4,695	51%	$687	29%	$2,541	$4,826	53%	$796	31%

Total energy

- Total outstandings and commitments declined primarily due to paydowns and payoffs
- Allowance for loan and lease losses was 4.6% of direct energy balances at 12/31/17 vs 6.1% at 9/30/17
- Energy charge-offs were $16 million for 4Q17 and $75 million for 2017
- Line of Credit utilization rate has remained between 40-60% since 1Q15. We expect utilization to increase in 2018 as companies increase their CAPX in light of rising oil prices
- 12% of direct energy loans are on non-accrual status
- Securities portfolio contained ~$3MM of high quality, investment grade corporate bonds that are energy related at 12/31/17, unchanged from 9/30/17

A leveraged relationship is defined as senior cash flow leverage of 3x or total cash flow leverage of 4x except for Midstream Energy which is 6x total cash flow leverage.

(1) Non-GAAP; see appendix for reconciliation

REGIONS
18

Energy lending - oil field services and exploration & production detail

Type	As of 12/31/17 ($ in millions)	# of Clients*	Commentary
Marine	$323	7	Sector remains under stress and recovery is not forecast during 2018. Contract coverage continues to decline.
Integrated OFS	84	6	Stabilized conditions for companies servicing onshore activity. Average utilization remains around 32% indicating clients have ample liquidity.
Compression	51	2	Linked to movement of natural gas. Sector is more stable and lower risk than other sectors.
Fluid Management	3	1	Exposure is minimal after recent payoffs.
Pre-drilling / Drilling	6	2	Outlook for onshore drillers has stabilized. Offshore drillers remain stressed; however Regions only has minimal exposure to offshore drillers.
Total Oil Field Services (OFS)	$467	18	
Exploration and Production (E&P)	$654	25**	
Total OFS and E&P	$1,121		

OFS Portfolio

- 32% shared national credit (SNC) loans
- 69% utilization rate compared to 68% in 3Q17
- 82% Non-pass rated (criticized) loans paying as agreed

E&P Portfolio

- Majority of borrowing is senior secured
- 96% shared national credit (SNC) loans
- 54% utilization rate compared to 53% in 3Q17
- All non-pass rated (criticized) loans paying as agreed

*Represents the number of clients that comprise 75% of the loan balances outstanding.
**Represents the number of clients that comprise 90% of the loan balances outstanding.

REGIONS
19

Commercial - Non- Energy, $4,209 Investor Real Estate, $1,018 Consumer Real Estate Secured, $1,210 Consumer Non-Real Estate Secured, $1,035 Commercial - Energy (Direct), $933 Commercial - Non-Energy, $2,309 Investor Real Estate, $114 Consumer Real Estate Secured, $1,153 Consumer Non-Real Estate Secured, $296 Commercial - Energy (Direct), $397 Loan balances by select states Texas Louisiana Investor Real Estate ($ in millions) Office Retail Multi-Family SingleFamily Other Total Baton Rouge $32 $1 $7 $10 $0 $50 New Orleans 1 5 1 — 5 12 Other 4 1 31 1 15 52 Total $37 $7 $39 $11 $20 $114 Investor Real Estate ($ in millions) Office Retail Multi-Family Single Family Other Total Houston $55 $42 $107 $83 $22 $309 Dallas 186 31 112 64 28 421 San Antonio — 26 32 12 29 99 Other 9 69 90 9 12 189 Total $250 $168 $341 $168 $91 $1,018 20 $4.3B$8.4B

Loan balances by select states (continued) Alabama Mississippi Commercial - Non- Energy, $5,035 Investor Real Estate, $279 Consumer Real Estate Secured, $3,578 Consumer Non-Real Estate Secured, $805 Commercial - Non-Energy, $1,442 Investor Real Estate, $116 Consumer Real Estate Secured, $925 Consumer Non-Real Estate Secured, $365 Commercial - Energy (Direct), $26 21 $2.9B$9.7B Investor Real Estate ($ in millions) Office Retail Multi-Family Single Family Other Total Birmingham $15 $21 $6 $17 $20 $79 Huntsville 81 6 2 5 3 97 Mobile / Baldwin County 2 10 3 1 28 44 Other 7 19 18 7 8 59 Total $105 $56 $29 $30 $59 $279 Investor Real Estate ($ in millions) Office Retail Multi-Family Single Family Other Total North Mississippi — — — — $79 $79 Jackson/Other 4 4 6 1 3 18 Gulfport / Biloxi / Pascagoula — — 19 — — 19 Total $4 $4 $25 $1 $82 $116 Commercial- Energy (Direct), $20

Loan balances by select states (continued) Florida Commercial - Non- Energy, $5,614 Investor Real Estate, $1,346 Consumer Real Estate Secured, $7,931 Consumer Non-Real Estate Secured, $1,307 22 $16.2B Investor Real Estate ($ in millions) Office Retail Multi-Family Single Family Other Total Miami-Fort Lauderdale CBSA/Key West $32 $155 $109 $29 $153 $478 Tampa/Sarasota 130 18 32 50 177 407 Orlando 9 5 63 34 76 187 Jacksonville 5 18 — 8 11 42 Other 19 19 2 122 70 232 Total $195 $215 $206 $243 $487 $1,346 Commercial- Energy (Direct), $0

Non-GAAP reconciliation: non-interest income, non-interest expense, operating leverage and efficiency ratio

The table below and on the following page present computations of the net interest margin; efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Net interest income and other financing income (GAAP) on a taxable-equivalent basis is presented excluding certain adjustments related to tax reform to arrive at adjusted net interest income and other financing income on a taxable-equivalent basis (non-GAAP). Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

($ amounts in millions)		Quarter Ended 12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	4Q17 vs. 3Q17		4Q17 vs. 4Q16	
Non-interest expense (GAAP)	A	$ 952	$ 886	$ 909	$ 877	$ 899	$ 66	7.4 %	$ 53	5.9 %
Adjustments:										
Contribution to Regions' charitable foundation associated with tax reform		(40)	—	—	—	—	(40)	NM	(40)	NM
Branch consolidation, property and equipment charges		(9)	(5)	(7)	(1)	(17)	(4)	80.0 %	8	(47.1)%
Salary and employee benefits—severance charges		(2)	(1)	(3)	(4)	(5)	(1)	100.0 %	3	(60.0)%
Adjusted non-interest expense (non-GAAP)	B	$ 901	$ 880	$ 899	$ 872	$ 877	$ 21	2.4 %	$ 24	2.7 %
Net interest income and other financing income (GAAP)		$ 901	$ 898	$ 882	$ 859	$ 853	$ 3	0.3 %	$ 48	5.6 %
Taxable-equivalent adjustment		23	23	22	22	21	—	— %	2	9.5 %
Net interest income and other financing income, taxable-equivalent basis	C	$ 924	$ 921	$ 904	$ 881	$ 874	$ 3	0.3 %	$ 50	5.7 %
Revision of allocated income associated with leveraged leases resulting from tax reform		6	—	—	—	—	6	NM	6	NM
Adjusted net interest income and other financing income, taxable equivalent basis (non-GAAP)	D	$ 930	$ 921	$ 904	$ 881	$ 874	$ 9	1.0 %	$ 56	6.4 %
Net interest margin (GAAP)		3.37%	3.36%	3.32%	3.25%	3.16%				
Revision of allocated income associated with leveraged leases resulting from tax reform		0.02	—	—	—	—				
Adjusted net interest margin (non-GAAP)		3.39%	3.36%	3.32%	3.25%	3.16%				
Non-interest income (GAAP)	E	$ 555	$ 515	$ 525	$ 510	$ 522	$ 40	7.8 %	$ 33	6.3 %
Adjustments:										
Securities (gains) losses, net		(13)	(8)	(1)	—	(5)	(5)	62.5 %	(8)	160.0 %
Leveraged lease termination gains, net		—	(1)	—	—	—	1	(100.0)%	—	NM
Gain on sale of affordable housing residential mortgage loans		—	—	(5)	—	(5)	—	NM	5	(100.0)%
Adjusted non-interest income (non-GAAP)	F	$ 542	$ 506	$ 519	$ 510	$ 512	$ 36	7.1 %	$ 30	5.9 %
Total revenue, taxable-equivalent basis	C+E=G	$ 1,479	$ 1,436	$ 1,429	$ 1,391	$ 1,396	$ 43	3.0 %	$ 83	5.9 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=H	$ 1,472	$ 1,427	$ 1,423	$ 1,391	$ 1,386	$ 45	3.2 %	$ 86	6.2 %
Efficiency ratio (GAAP)	A/G	64.3%	61.7%	63.6%	63.1%	64.4%				
Adjusted efficiency ratio (non-GAAP)	B/H	61.1%	61.7%	63.2%	62.7%	63.2%				
Fee income ratio (GAAP)	E/G	37.5%	35.8%	36.8%	36.7%	37.4%				
Adjusted fee income ratio (non-GAAP)	F/H	36.8%	35.4%	36.5%	36.6%	36.9%				

NM - Not Meaningful

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23

Non-GAAP reconciliation continued: non-interest income, non-interest expense, operating leverage and efficiency ratio

($ amounts in millions)		Year Ended December 31 2017	2016	2017 vs. 2016	
Non-interest expense (GAAP)	I	$ 3,624	$ 3,617	$ 7	0.2 %
Adjustments:					
Contribution to Regions' charitable foundation associated with tax reform		(40)	—	(40)	NM
Professional, legal and regulatory expenses		—	(3)	3	(100.0)%
Branch consolidation, property and equipment charges		(22)	(58)	36	(62.1)%
Loss on early extinguishment of debt		—	(14)	14	(100.0)%
Salary and employee benefits—severance charges		(10)	(21)	11	(52.4)%
Adjusted non-interest expense (non-GAAP)	J	$ 3,552	$ 3,521	$ 31	0.9 %
Net interest income and other financing income (GAAP)		$ 3,540	$ 3,398	$ 142	4.2 %
Taxable-equivalent adjustment		90	84	6	7.1 %
Net interest income and other financing income, taxable-equivalent basis	K	$ 3,630	$ 3,482	$ 148	4.3 %
Revision of allocated income associated with leveraged leases resulting from tax reform		6	—	6	NM
Adjusted net interest income and other financing income, taxable equivalent basis (non-GAAP)	L	$ 3,636	$ 3,482	$ 154	4.4 %
Net interest margin (GAAP)		3.32%	3.14%		
Revision of allocated income associated with leveraged leases resulting from tax reform		0.01	—		
Adjusted net interest margin (non-GAAP)		3.33%	3.14%		
Non-interest income (GAAP)	M	$ 2,105	$ 2,153	$ (48)	(2.2)%
Adjustments:					
Securities (gains) losses, net		(22)	(6)	(16)	266.7 %
Insurance proceeds		—	(50)	50	(100.0)%
Leveraged lease termination gains, net		(1)	(8)	7	(87.5)%
Gain on sale of affordable housing residential mortgage loans		(5)	(5)	—	— %
Adjusted non-interest income (non-GAAP)	N	$ 2,077	$ 2,084	$ (7)	(0.3)%
Total revenue, taxable-equivalent basis	K+M=O	$ 5,735	$ 5,635	$ 100	1.8 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	L+N=P	$ 5,713	$ 5,566	$ 147	2.6 %
Operating leverage ratio (GAAP)[1]	O-I				1.6 %
Adjusted operating leverage ratio (non-GAAP)[1]	P-J				1.8 %
Efficiency ratio (GAAP)	I/O	63.2%	64.2%		
Adjusted efficiency ratio (non-GAAP)	J/P	62.2%	63.3%		
Fee income ratio (GAAP)	M/O	36.7%	38.2%		
Adjusted fee income ratio (non-GAAP)	N/P	36.4%	37.5%		

NM - Not Meaningful

(1) These ratios have been computed using whole dollar amounts, therefore the ratios may not appear to calculate due to rounding.

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24

Non-GAAP reconciliation: pre-tax pre-provision income

The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended								
($ amounts in millions)	**12/31/2017**	9/30/2017	6/30/2017	3/31/2017	12/31/2016	4Q17 vs. 3Q17		4Q17 vs. 4Q16	
Net income from continuing operations available to common shareholders (GAAP)	**$ 318**	$ 296	$ 301	$ 278	$ 278	$ 22	7.4 %	$ 40	14.4 %
Preferred dividends (GAAP)	**16**	16	16	16	16	—	— %	—	— %
Income tax expense (GAAP)	**214**	139	133	128	134	75	54.0 %	80	59.7 %
Income from continuing operations before income taxes (GAAP)	**548**	451	450	422	428	97	21.5 %	120	28.0 %
Provision (credit) for loan losses (GAAP)	**(44)**	76	48	70	48	(120)	(157.9)%	(92)	(191.7)%
Pre-tax pre-provision income from continuing operations (non-GAAP)	**504**	527	498	492	476	(23)	(4.4)%	28	5.9 %
Other adjustments:									
Gain on sale of affordable housing residential mortgage loans	**—**	—	(5)	—	(5)	—	NM	5	(100.0)%
Securities (gains) losses, net	**(13)**	(8)	(1)	—	(5)	(5)	62.5 %	(8)	160.0 %
Leveraged lease termination gains, net	**—**	(1)	—	—	—	1	(100.0)%	—	NM
Reduction in leveraged lease interest income resulting from tax reform	**6**	—	—	—	—	6	NM	6	NM
Salaries and employee benefits—severance charges	**2**	1	3	4	5	1	100.0 %	(3)	(60.0)%
Branch consolidation, property and equipment charges	**9**	5	7	1	17	4	80.0 %	(8)	(47.1)%
Contribution to Regions' charitable foundation associated with tax reform	**40**	—	—	—	—	40	NM	40	NM
Total other adjustments	**44**	(3)	4	5	12	47	NM	32	266.7 %
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	**$ 548**	$ 524	$ 502	$ 497	$ 488	$ 24	4.6 %	$ 60	12.3 %

NM - Not Meaningful

REGIONS

25

Non-GAAP reconciliation continued: pre-tax pre- provision income NM - Not Meaningful 26 Year Ended ($ amounts in millions) 12/31/2017 12/31/2016 2017 vs. 2016 Net income from continuing operations available to common shareholders (GAAP) $ 1,193 $ 1,094 $ 99 9.0 % Preferred dividends (GAAP) 64 64 — — % Income tax expense (GAAP) 614 514 100 19.5 % Income from continuing operations before income taxes (GAAP) 1,871 1,672 199 11.9 % Provision for loan losses (GAAP) 150 262 (112) (42.7)% Pre-tax pre-provision income from continuing operations (non-GAAP) 2,021 1,934 87 4.5 % Other adjustments: Gain on sale of affordable housing residential mortgage loans (5) (5) — — % Securities (gains) losses, net (22) (6) (16) 266.7 % Insurance proceeds — (50) 50 (100.0)% Leveraged lease termination gains, net (1) (8) 7 (87.5)% Reduction in leveraged lease interest income resulting from tax reform 6 — 6 NM Salaries and employee benefits—severance charges 10 21 (11) (52.4)% Professional, legal and regulatory expenses — 3 (3) (100.0)% Branch consolidation, property and equipment charges 22 58 (36) (62.1)% Contribution to Regions' charitable foundation associated with tax reform 40 — 40 NM Loss on early extinguishment of debt — 14 (14) (100.0)% Total other adjustments 50 27 23 85.2 % Adjusted pre-tax pre-provision income from continuing operations (non-GAAP) $ 2,071 $ 1,961 $ 110 5.6%

The table below presents computations of the adjusted allowance for loan losses to non-performing loans, excluding loans held for sale ratio (non-GAAP), generally calculated as adjusted allowance for loan losses divided by adjusted total non-accrual loans, excluding loans held for sale. The allowance for loan losses (GAAP) is presented excluding the portion of the allowance related to direct energy loans to arrive at the adjusted allowance for loan losses (non-GAAP). Total non-accrual loans (GAAP) is presented excluding direct energy non-accrual loans to arrive at adjusted total non-accrual loans, excluding loans held for sale (non-GAAP), which is the denominator for the allowance for loan losses to non-accrual loans ratio. Management believes that excluding the portion of the allowance for loan losses related to direct energy loans and the direct energy non-accrual loans will assist investors in analyzing the Company's credit quality performance absent the volatility that has been experienced by energy businesses. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, are not audited, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. Non-GAAP reconciliation: adjusted allowance for loan losses to non-performing loans, excluding loans held for sale 27 As of ($ amounts in millions) 12/31/2017 9/30/2017 6/30/2017 3/31/2017 12/31/2016 Allowance for loan losses (GAAP) $ 934 $ 1,041 $ 1,041 $ 1,061 $ 1,091 Less: Direct energy portion 82 115 136 123 147 Adjusted allowance for loan losses (non-GAAP) $ 852 $ 926 $ 905 $ 938 $ 944 Total non-accrual loans (GAAP) $ 650 $ 760 $ 823 $ 1,004 $ 995 Less: Direct energy non-accrual loans 220 247 267 310 311 Adjusted total non-accrual loans (non-GAAP) $ 430 $ 513 $ 556 $ 694 $ 684 Allowance for loan losses to non-performing loans, excluding loans held for sale (GAAP) 1.44x 1.37x 1.27x 1.06x 1.10x Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale (non-GAAP) 1.98x 1.80x 1.63x 1.35x 1.38x

Non-GAAP reconciliation: Basel III common equity tier 1 ratio – fully phased-in pro-forma

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions' understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions' current understanding of the final framework includes certain assumptions, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analyses and discussions with regulators continue. Because Regions is not currently subject to the fully phased-in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions' disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions' capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on these same bases

($ amounts in millions)		As of and for Quarter Ended				
		12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)						
Stockholder's equity (GAAP)		**$ 16,192**	$ 16,624	$ 16,893	$ 16,722	$ 16,664
Non-qualifying goodwill and intangibles		**(4,972)**	(4,922)	(4,932)	(4,943)	(4,955)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		**578**	411	432	510	489
Preferred stock (GAAP)		**(820)**	(820)	(820)	(820)	(820)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	**$ 10,978**	$ 11,293	$ 11,573	$ 11,469	$ 11,378
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	**$ 101,437**	$ 100,857	$ 101,894	$ 102,199	$ 102,975
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	**10.8%**	11.2%	11.4%	11.2%	11.1%

(1) Current quarter amounts and the resulting ratio are estimated.
(2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS

28

Forward-looking statements 29 Forward-Looking Statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, adverse consequences related to tax reform, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

• Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The success of our marketing efforts in attracting and retaining customers. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • The risks and uncertainties related to our acquisition and integration of other companies. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; disruption or damage to our systems; increased costs; losses; or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10- K for the year ended December 31, 2016, as filed with the SEC. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551. Forward-looking statements (continued) 30

® 31